SMSC Reports Third Quarter Fiscal 2009 Financial Results

Hauppauge, N.Y. – January 6, 2009 – SMSC (NASDAQ: SMSC) today announced financial results for its fiscal third quarter ended November 30, 2008. Sales and revenues for the quarter were $84.3 million, a decrease of 13.3 percent sequentially and 19.5 percent when compared to the prior year. Despite the fact that the fiscal third quarter is typically a seasonally strong period, revenue was down due to the prolonged troubles in the global economy and to a major inventory correction in the PC market.

Operating margin was 6.9 percent in the third quarter fiscal 2009, compared to 10.3 percent in the previous quarter and 13.6 percent for the third quarter fiscal 2008. The primary drivers behind the decline in operating margin were reduced revenue as well as executive transition expenses of $1.8 million, offset somewhat by a significant reduction in stock-based compensation expense. On a non-GAAP basis, operating margin for the third quarter fiscal 2009 was 6.3 percent, compared to 13.0 percent in the previous quarter and 19.7 percent in the prior year. The unaudited non-GAAP financial measures in this release exclude charges and credits for stock appreciation rights (SARs) and stock options associated with the accounting pursuant to SFAS 123R and the amortization of acquired intangible assets.

Net income for third quarter of fiscal 2009 was $9.1 million, or $0.41 per diluted share compared to net income of $8.7 million or $0.36 per diluted share for the prior year. This EPS improvement was primarily due to the benefit of favorable foreign exchange rates during the quarter and $1.5 million in tax credits from Congress’s recent extension of income tax credits related to qualified domestic research and development expenditures. Non-GAAP net income for third quarter fiscal 2009 was $8.7 million or $0.39 per diluted share, compared to $12.8 million or $0.53 per diluted share in the third quarter fiscal 2008.

“Despite the fact that we were able to meet our revised revenue and earnings objectives, business conditions continue to deteriorate, particularly in the PC and automotive markets,” said Christine King, President and Chief Executive Officer. “The broad based malaise in our industry driven by unprecedented economic conditions is causing weak end-customer demand in all geographies. In response to these difficult times we intend to focus on maintaining our strong balance sheet and take appropriate actions to right size our business for the expected lower revenue levels while continuing our focus on new design wins.”

Sales and revenues for the first nine months of fiscal 2009 were $274.3 million, a decrease of 3.3 percent compared to the first nine months of fiscal 2008. Net income for the first nine months of fiscal 2009 was $22.2 million, or $0.99 per diluted share, as compared to net income of $21.2 million, or $0.89 per diluted share, for the same period of fiscal 2008. Non-GAAP net income for the first nine months of fiscal 2009 was $28.1 million, or $1.25 per diluted share, compared to non-GAAP net income of $33.9 million or $1.43 per diluted share in the first nine months of fiscal 2008.

The Company generated operating cash flow during the quarter of $21.3 million. The sum of cash and long-term investments decreased in the third quarter of fiscal year 2009 from $179.0 million at August 31, 2008 to $176.6 million, after repurchasing $11.4 million of SMSC stock during the quarter and taking a $4.5 million temporary impairment on auction rate securities. SMSC has no bank debt, and the book value per share as of November 30, 2008 was $19.13 as compared with $19.49 as of August 31, 2008.

Business Outlook

The recent and ongoing difficult economic conditions and sharp decline in visibility continue to hinder the Company’s ability to provide guidance. As a result, management cautions that it is important to consider the following guidance together with the caveats, assumptions and discussion that will be presented during a conference call and webcast as outlined below. Looking ahead to the fourth quarter of fiscal 2009, the Company expects:

•	Sales and Revenues to be $45 to $51 million,

•	Cost of goods sold as a percentage of revenue to be up approximately 400 to 600 bps,

•	Operating expenses to be roughly flat sequentially,

•	Non-GAAP loss per diluted share to be in the range of $0.40 to $0.55, excluding amortization of acquisition related intangibles, and stock-based compensation expense,

•	Cash and investment balances to be slightly down.

This outlook assumes stable foreign exchange rates, interest rates and commodity prices and it excludes any nonrecurring charges. Guidance is presented on a non-GAAP basis only, given that the GAAP basis charges for equity-based compensation related to SARs cannot be projected reasonably.

Conference Call and Webcast Information

Christine King, President and Chief Executive Officer of SMSC, will host a conference call and web simulcast on January 6, 2009 at 5 p.m. ET, to discuss the Company’s fiscal third quarter financial results and its updated business outlook. The teleconference may be accessed by dialing 1-888-819-8015 in the U.S. or 913-312-1378 from outside of the U.S. A replay of the call may be accessed by 1-888-203-1112 in the U.S. or 719-457-0820 from outside of the U.S. The live and replay teleconference confirmation code is 1846222. A web simulcast and replay will be available under the investor relations section of the Company’s web site at www.smsc.com.

Use of Non-GAAP Financial Information

Included within the press release are non-GAAP financial measures that supplement the Company’s Condensed Consolidated Income Statements prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude certain charges. In the schedules attached to this press release, the non-GAAP measures have been reconciled to and should be considered together with the Condensed Consolidated Income Statements. Reconciliations of GAAP to non-GAAP measures for both the three and nine month periods discussed herein are provided in schedules accompanying this release.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information assists in evaluating operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate SMSC’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

SMSC also presents unaudited non-GAAP financial measures and supplemental vertical market information to provide additional insight into underlying operating performance on a comparable basis. The unaudited non-GAAP financial measures exclude charges and credits for stock appreciation rights (SARs) and stock options associated with the accounting pursuant to SFAS 123R and the amortization of acquired intangible assets.

Forward Looking Statements

SMSC’s quarterly results of operations have not been audited by the Company’s independent accountants. Except for historical information contained herein, the matters discussed in this announcement are forward-looking statements about expected future events and financial and operating results that involve risks and uncertainties. These uncertainties may cause our actual future results to be materially different from those discussed in forward-looking statements. Our risks and uncertainties include the timely development and market acceptance of new products; the impact of competitive products and pricing; our ability to procure capacity from our suppliers and the timely performance of their obligations, commodity prices, potential investment losses as a result of liquidity conditions, the effects of changing economic and political conditions in the market domestically and internationally and on our customers; our relationships with and dependence on customers and growth rates in the personal computer, consumer electronics and embedded and automotive markets and within our sales channel; changes in customer order patterns, including order cancellations or reduced bookings; the effects of tariff, import and currency regulation; potential or actual litigation; and excess or obsolete inventory and variations in inventory valuation, among others. In addition, SMSC competes in the semiconductor industry, which has historically been characterized by intense competition, rapid technological change, cyclical market patterns, price erosion and periods of mismatched supply and demand.

Our forward looking statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations and may not reflect the potential impact of any future acquisitions, mergers or divestitures. All forward-looking statements speak only as of the date hereof and are based upon the information available to SMSC at this time. Such statements are subject to change, and the Company does not undertake to update such statements, except to the extent required under applicable law and regulation. These and other risks and uncertainties, including potential liability resulting from pending or future litigation, are detailed from time to time in the Company’s reports filed with the SEC. Investors are advised to read the Company’s Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, particularly those sections entitled “Other Factors That May Affect Future Operating Results” or “Risk Factors” for a more complete discussion of these and other risks and uncertainties.

About SMSC

Many of the world’s most successful global technology companies rely upon SMSC as a go-to resource for semiconductor system solutions that span analog, digital and mixed-signal technologies. Leveraging substantial intellectual property, integration expertise and a comprehensive global infrastructure, SMSC solves design challenges and delivers performance, space, cost and time-to-market advantages to its customers. SMSC’s application focus targets key vertical markets including consumer electronics, automotive infotainment, PC and industrial applications. The Company has developed leadership positions in its select markets by providing application specific solutions such as mixed-signal system controllers, non-PCI Ethernet, ARCNET, MOST® and Hi-Speed USB.

SMSC is headquartered in Hauppauge, New York with operations in North America, Asia and Europe. Engineering design centers are located in Arizona, New York, Texas and Karlsruhe, Germany. Additional information is available at www.smsc.com.

SMSC and MOST are registered trademarks of Standard Microsystems Corporation.

Contact
Carolynne Borders
Director of Corporate Communications
Phone: 631-435-6626
carolynne.borders@smsc.com

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	November 30,		November 30,
	2008	2007	2008	2007
Sales and revenues	$84,268	$104,678	$274,255	$283,747
Costs and expenses:
Costs of goods sold	39,994	49,441	130,773	136,171
Research and development	17,110	18,570	53,473	54,751
Selling, general and administrative	19,825	20,737	64,609	62,600
Amortization of intangible assets	1,507	1,694	4,802	4,987

Income from operations	5,832	14,236	20,598	25,238
Interest income	1,581	2,039	4,406	5,105
Interest expense	(72)	(98)	(167)	(272)
Other income (expense), net	2,011	(1,563)	2,858	(1,279)

Income before provision for income taxes	9,352	14,614	27,695	28,792
Provision for income taxes	299	5,906	5,461	7,601

Net income	$9,053	$8,708	$22,234	$21,191

Basic net income per share:	$0.41	$0.38	$1.00	$0.92

Diluted net income per share:	$0.41	$0.36	$0.99	$0.89

Weighted average common shares outstanding:
Basic	21,937	23,041	22,181	22,959
Diluted	22,221	23,878	22,543	23,714

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands)

	November 30,	February 29,
	2008	2008
Assets
Current assets:
Cash and cash equivalents	$99,198	$61,641
Accounts receivable, net	44,310	52,877
Inventories	58,233	58,885
Deferred income taxes	13,873	16,347
Other current assets	10,599	8,566

Total current assets	226,213	198,316

Property, plant and equipment, net	62,553	60,547
Goodwill	96,978	105,463
Intangible assets, net	28,890	36,930
Long-term investments	77,406	124,469
Deferred income taxes	12,155	10,464
Other assets	3,603	3,287

Total assets	$507,798	$539,476

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$26,145	$29,700
Deferred income on shipments to distributors	15,964	20,766
Accrued expenses, income taxes and other liabilities	26,815	29,001

Total current liabilities	68,924	79,467

Deferred income taxes	6,108	7,928
Other liabilities	14,019	15,992

Shareholders’ equity:
Preferred stock	—	—
Common stock	2,639	2,619
Additional paid-in capital	323,210	312,499
Retained earnings	196,285	174,051
Treasury stock, at cost	(101,199)	(72,652)
Accumulated other comprehensive income	(2,188)	19,572

Total shareholders’ equity	418,747	436,089

Total liabilities and shareholders’ equity	$507,798	$539,476

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures
(in thousands, except per share amounts)

	Three Months Ended November 30,
	2008	2007
Income from operations – GAAP basis (a)	$5,832	$14,236
Non-GAAP adjustments:
Stock-based compensation included in: (b)
Costs of goods sold	(228)	410
Research and development	(622)	2,789
Selling, general and administrative	(1,143)	1,445

	(1,993)	4,644
Amortization of intangible assets (c)	1,507	1,694

Income from operations – non-GAAP basis (d)	$5,346	$20,574

Net income – GAAP basis	$9,053	$8,708
Non-GAAP adjustments (as scheduled above)	(486)	6,338
Tax effect of non-GAAP adjustments (e)	175	(2,282)

Net income – non-GAAP basis	$8,742	$12,764

GAAP Net income per share – diluted	$0.41	$0.36

Non-GAAP Net income per share – diluted (f)	$0.39	$0.53

Management believes that non-GAAP financial measures assist it in evaluating operational trends, financial performance, and cash generating capacity, and that these non-GAAP measures allow investors to evaluate SMSC’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

(a) 6.9% and 13.6% of total sales and revenues, respectively.

(b)	To eliminate compensation expense for Stock Appreciation Rights (“SARs”) and stock options as recorded under GAAP applicable in each period presented. Cash paid in connection with exercises of SARs totaled a negligible amount and $4.6M, in the three month periods ended November 30, 2008 and 2007, respectively. The Company does not include charges related to restricted stock awards in these non-GAAP adjustments, as they are issued primarily in connection with the Company’s annual employee incentive compensation program.

(c)	To eliminate the amortization of intangible assets acquired in the fiscal 2006 acquisition of OASIS and the fiscal 2003 acquisition of Gain Technology Corporation.

(d)	6.3% and 19.7% of total sales and revenues, respectively.

(e)	To adjust the provision for income taxes related to the adjustments described in notes (b) and (c) above, based on applicable incremental tax rates.

(f)	Computed using average number of GAAP-equivalent diluted shares outstanding for each period presented.

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures
(in thousands, except per share amounts)

	Nine Months Ended November 30,
	2008	2007
Income from operations – GAAP basis (a)	$20,598	$25,238
Non-GAAP adjustments:
Stock-based compensation included in: (b)
Costs of goods sold	345	1,358
Research and development	1,479	6,390
Selling, general and administrative	2,542	7,118

	4,366	14,866
Amortization of intangible assets (c)	4,802	4,987

Income from operations – non-GAAP basis (d)	$29,766	$45,091

Net income – GAAP basis	$22,234	$21,191
Non-GAAP adjustments (as scheduled above)	9,168	19,853
Tax effect of non-GAAP adjustments (e)	(3,300)	(7,147)

Net income – non-GAAP basis	$28,102	$33,897

GAAP Net income per share – diluted	$0.99	$0.89

Non-GAAP Net income per share – diluted (f)	$1.25	$1.43

Management believes that non-GAAP financial measures assist it in evaluating operational trends, financial performance, and cash generating capacity, and that these non-GAAP measures allow investors to evaluate SMSC’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

(a) 7.5% and 8.9% of total sales and revenues, respectively.

(b)	To eliminate compensation expense for Stock Appreciation Rights (“SARs”) and stock options as recorded under GAAP applicable in each period presented. Cash paid in connection with exercises of SARs totaled $0.3M and $6.0M in the nine month periods ended November 30, 2008 and 2007, respectively. The Company does not include charges related to restricted stock awards in these non-GAAP adjustments, as they are issued primarily in connection with the Company’s annual employee incentive compensation program

(c)	To eliminate the amortization of intangible assets acquired in the fiscal 2006 acquisition of OASIS and the fiscal 2003 acquisition of Gain Technology Corporation.

(d)	10.9% and 15.9% of total sales and revenues, respectively.

(e)	To adjust the provision for income taxes related to the adjustments described in notes (b) and (c) above, based on applicable incremental tax rates.

(f)	Computed using average number of GAAP-equivalent diluted shares outstanding for each period presented.